Exhibit 10.16

FEDERAL HOME LOAN MORTGAGE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

As Amended and Restated

Effective January 1, 2005

FEDERAL HOME LOAN MORTGAGE CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of January 1, 2005)

ARTICLE I
Establishment of the Plan

1.1 Purpose.  This document constitutes a restatement of the employee stock purchase plan (the “Plan”) of the Federal Home Loan Mortgage Corporation (the “Corporation”) as originally adopted effective as of July 1, 1989, and as subsequently restated effective as of January 1, 1995. The purpose of the Plan is to allow employees to share in the growth of the Corporation through ownership of shares of the Corporation’s voting Common Stock, par value $0.21 per share (the “Common Stock”). It is the intention of the Corporation that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan shall be interpreted in a manner consistent with that section of the Code.

1.2 Effective Date.  The Plan as restated herein shall be effective as of January 1, 2005 and shall apply to Offerings on and after such date; provided, however, that the terms of participation in any Offering that commenced before January 1, 2005 but which ends on or after that date will be governed by the Plan provisions as in effect at the commencement of such Offering, except that shares delivered in such Offering shall count against the limit set forth in Section 8.1 and the Plan shall remain continuously in effect through such Offering Period in accordance with Section 10.3.

1.3 Name.  The name of the Plan is the Federal Home Loan Mortgage Corporation Employee Stock Purchase Plan.

ARTICLE II
Definitions

2.1 Board.  The Corporation’s Board of Directors.

2.2 Compensation.  The non-deferred cash remuneration paid by the Corporation to an Employee, including salary, overtime pay, shift differentials, vacation pay, bonuses and commissions plus the amount of any elective deferrals under the Corporation’s Thrift/401(k) Savings Plan, the amount of any salary reduction amounts under the Corporation’s cafeteria plan, and amounts attributable to qualified transportation fringes that are excluded from gross income under Section 132(f)(4) of the Code; provided, however, that the Committee or Plan Administrator may include or exclude specific types of remuneration from Compensation for administrative convenience or otherwise to further the purposes of the Plan, subject to Section 10.8.

2.3 Committee.  The Compensation and Human Resources Committee of the Board of Directors of the Corporation, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall at all times consist of two or more directors, each of whom is not an employee of the Corporation or any Affiliate. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

2.4. Custodian.  UBS Financial Services, Inc., Smith Barney Inc. or other custodian as may be appointed by the Plan Administrator.

2.5 Eligible Employee.  An Employee who has met the eligibility requirements under Article III, except as may be limited under Sections 7.2 and 7.3.

2.6 Employee.  Any person employed by the Corporation on a full- or part-time regular basis as defined in Freddie Mac Corporate Policy No. 3-221, except that any person whose customary employment is either less than 20 hours per week or less than 5 months in any calendar year shall not be deemed an Employee. For this purpose, a person on approved paid or approved unpaid leave for 90 days or less or who has a statutory or contractual right of continued employment upon the expiration of a leave of greater than 90 days shall be deemed to be an Employee.

2.7 Fair Market Value.  As of any given date, the average of the high and the low sale prices of a share of Common Stock reported for composite transactions in New York Stock Exchange listed securities in print or electronically by The Wall Street Journal or by another recognized provider designated by the Committee, or, if no such prices are reported for such date, on the most recent trading day prior to such date for which such prices were reported; provided, however, that the Committee may in good faith, establish alternative methods or procedures for determining Fair Market Value.

2.8 Holding Period.  The period of time, if any, following the Purchase Date during which Common Stock may not be sold, certificated, pledged, or otherwise transferred from the Participant Share Account. A Holding Period may be established by the Committee, in its discretion, with respect to any Offering, and may apply to all or a designated portion of the shares of Common Stock purchased by each Participant in the Offering, subject to Section 10.8.

2.9 Interest.  Interest may be credited on payroll deductions accumulated in each Participant Account and on any Interest previously credited thereon periodically (or on the dates otherwise specified in Sections 6.2, 7.1 and 7.2) and on the Purchase Date, if so determined by the Committee. Interest shall not be credited on any lump sum payments tendered pursuant to Section 5.4, unless otherwise determined by the Committee. The rate of such Interest, if any, and the periodic crediting dates shall be set by the Committee pursuant to Section 4.1.

2.10 Offering.  The opportunity extended to Eligible Employees to purchase Common Stock at the end of a specified Offering Period through participation in the Plan.

2.11 Offering Period.  The period of time established by the Committee from time to time for an Offering, extending from the Option Grant Date for a specified period; provided, however, that under no circumstances shall any Offering Period exceed 27 months or such other period as may be required under Code section 423(b)(7).

2.12 Option.  The conditional right of an Eligible Employee to purchase a specified dollar amount of shares or specified number of shares of Common Stock under the Plan in a specified Offering.

2.13 Option Grant Date.  The first day of the Offering Period on which the New York Stock Exchange is open, which shall be deemed to be the day on which an Option is granted to a Participant.

2.14 Participant.  An Eligible Employee who has been granted an Option in a given Offering and has taken any other required steps to participate in, and not withdrawn from, such Offering.

2.15 Participant Account.  An account established and maintained by the Corporation in the name of each Participant, to hold the Participant’s payroll deductions and any Interest accumulated thereon, together with lump sum payments tendered in accordance with Section 5.4.

2.16 Participant Share Account.  An account established and maintained by the Custodian in which the shares of Common Stock purchased pursuant to this Plan and shares purchased by the reinvestment of dividends on such shares are held. This account may hold other shares of Common Stock acquired through the Corporation’s compensation programs or may be a subaccount under another account established in connection with the Corporation’s compensation programs, to the extent permitted by the Custodian and agreed to by the Plan Administrator in writing.

2.17 Plan Administrator.  The Senior Vice President, Human Resources, or other person or committee as designated by the Committee.

2.18 Purchase Date.  The last day of an Offering Period on which the New York Stock Exchange is open.

2.19 Purchase Price.  The exercise price of each Option established by the Committee with respect to a particular Offering; provided, however, that such price shall not be less than the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Option Grant Date or (ii) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date. Subject to the foregoing, the Committee may establish the Purchase Price with reference to the Fair Market Value of Common Stock (or a specified percentage thereof) on one or more specified dates during the Offering Period, but it need not be established with reference to Fair Market Value on both the Grant Date and the Purchase Date.

ARTICLE III
Eligibility

3.1 Generally.  Provided that the Employee shall have timely enrolled in the manner specified by the Committee by the applicable deadline(s), an Employee shall be eligible to participate in the Plan for a given Offering if he or she (i) is an Employee on the Option Grant Date, and (ii) continuously meets any other eligibility requirements under the Plan or specified by the Plan Administrator through the Purchase Date for that Offering.

3.2 Limitations.  Other provisions of the Plan notwithstanding, no Employee may be granted an Option if and to the extent that (i), immediately after the Option is granted, such Employee would own stock representing five percent (5%) or more of the total combined value or voting power of all classes of the stock of the Corporation, determined in accordance with Code Sections 423(b)(3) and 424(d); or (ii) such Option would permit the Employee’s rights to purchase stock under all of the Corporation’s plans subject to Code Section 423 to accrue at a rate which exceeds the fair market value dollar limit of such stock (currently $25,000) for the calendar year determined in accordance with Code Section 423(b)(8).

ARTICLE IV
Offering

4.1 Committee Discretion.  The Committee shall establish the terms and conditions of each Offering in accordance with the applicable terms of the Plan, including:

(a) the Offering Period(s);

(b) the maximum Fair Market Value or other dollar limit on shares, or the maximum number of shares, that may be subject to the Option granted to each Participant; provided, however, that such maximum limit shall be established so as not to exceed the limit under Section 3.2;

(c) the formula for determination of the Purchase Price;

(d) the forms of payment that will be made available to pay for Common Stock purchased upon exercise of the Option;

(e) the Holding Period, if any;

(f) the rate of Interest and times at which Interest will be credited, if any; and

(g) whether to permit excess payments under Section 6.2 to be carried forward to a subsequent Offering Period.

Any determination under the Plan within the discretion of the Plan Administrator may instead be made by the Committee. Unless otherwise specified by the Committee, the Plan Administrator shall retain discretion to thereafter change such determination.

4.2 Changing the Terms and Conditions.  Once the terms and conditions in Section 4.1 are established by the Committee with respect to a particular Offering, they shall remain in effect with respect to subsequent Offerings unless expressly changed by the Committee.

ARTICLE V
Participation

5.1 Generally.  An Eligible Employee may elect to participate in an Offering by completing any enrollment procedures required by the Committee or the Plan Administrator by the applicable deadline(s). Such election shall be in such manner or form, and subject to such rules and limitations, as may be specified by the Committee or the Plan Administrator. The Plan Administrator may require any or all of such elections to be made by a specified date or dates before the Offering Period, or may permit such elections to be made by a specified date or dates prior to and including the Purchase Date.

5.2 Grant of Option to Eligible Employees.  Upon the Option Grant Date, each Eligible Employee shall be granted an Option to purchase a specified dollar amount or number of shares not exceeding the maximum limit on shares permitted to be purchased under Section 4.1(b). The grant of the Option may be made subject to requirements imposed by the Plan Administrator or the Committee that the Eligible Employee elect to participate in the Offering, and may be conditioned upon such election.

5.3 Payroll Deductions.  To the extent that the Committee has authorized payroll deductions with respect to the Offering, then:

(a) Effective Date. An electing Participant’s payroll deductions shall become effective as soon as administratively feasible during the Offering Period.

(b) Adoption of Administrative Rules. The Committee or Plan Administrator may adopt rules that require a Participant to accumulate in his or her Participant Account, through any combination of payroll deductions and/or lump sum payments under Section 5.4, an amount sufficient to pay the Purchase Price of the full Option or a specified portion thereof by the Purchase Date. Such rules will specify whether any failure to accumulate such amount (i) may be deemed an election to withdraw from the Offering, in which case the balance in the Participant Account shall be refunded as provided by Section 7.1, (ii) shall be deemed an election to exercise the Option to the extent of such balance as provided by Section 6.1, or (iii) shall have other specified consequences. The rules will also describe whether, and to what extent, Participants will be allowed to adjust their payroll deductions during the Offering Period, and the process for cessation of contributions described in Section 5.3(c).

(c) Cessation and Resumption of Payroll Deductions. A Participant may instruct the Corporation to cease payroll deductions, which shall be effective on the first payroll date occurring at least fifteen (15) days (or such other period as specified by the Plan Administrator) after the Corporation receives notice (consistent with the administrative rules described in Section 5.3(b)) to cease deductions. Notice shall be provided by the Participant in a manner consistent with the procedures specified by the Plan Administrator. A Participant who has ceased payroll deductions may elect to: (i) withdraw from the Offering in accordance with Section 7.1; or (ii) have his or her Participant Account maintained through the Purchase Date (or such earlier date as the Plan Administrator may specify), at which time the amounts in the Participant Account will, to the extent permitted under the administrative rules described in Section 5.3(b), be used to pay the Purchase Price upon exercise of the Option (in full or in part). If the Participant has not withdrawn from the Offering, the Plan Administrator may determine to permit such a Participant to resume payroll deductions, subject to Section 10.8.

(d) Participant Deduction Authorization. The election for payroll deductions shall authorize deductions by the Corporation from Compensation.

(e) Interest. Interest, if any, credited to a Participant Account may not be applied to pay the Purchase Price, but may be withdrawn from the Account in accordance with such rules as the Plan Administrator may specify.

5.4 Lump Sum Payments.  To the extent that the Committee authorizes lump sum payments, a Participant who elects to pay the Purchase Price (or any portion thereof) by lump sum may tender such payment to the Corporation in a manner and at such time as may be specified by the Plan Administrator, provided that such time is not later than the Purchase Date.

ARTICLE VI
Purchase of Stock

6.1 Participant Account; Exercise of Option on Purchase Date.  Any amounts withheld as payroll deductions from a Participant’s Compensation during an Offering Period shall be reflected in a

Participant Account, to which balance shall be added any lump sum payment amounts tendered by the Participant under Section 5.4 (to the extent permitted by the terms of a particular Offering). Except as may be limited under rules adopted by the Plan Administrator, if a Participant has not withdrawn from participation in an Offering on the Purchase Date, the Participant’s Option shall be exercised automatically by applying all amounts accumulated in the Participant Account (other than Interest, if paid) to the purchase of Common Stock at the Purchase Price, subject to applicable limitations under Section 4.1(b). The Corporation or its designee shall allocate such shares purchased to the Participant Share Accounts. The foregoing notwithstanding, the Committee may provide for the automatic cancellation of an Offering based on specified circumstances arising at or before the Purchase Date, including the case in which the Purchase Price would equal or exceed the Fair Market Value of Common Stock at the Purchase Date.

6.2 Excess Payments.  Except as described herein, in the event that the sum of a Participant’s accumulated payroll deductions and any lump sum payment tendered under Section 5.4 exceeds the amount applied to the purchase of Common Stock on the Purchase Date under Section 6.1, the excess over the aggregate Purchase Price of Common Stock shall be refunded to the Participant within sixty (60) days of the Purchase Date. Such refund shall be entitled to Interest through the Purchase Date, if and to the extent authorized by the Committee, in accordance with the rules then in effect under the Plan. The Committee may, in establishing the terms of an Offering as described in Section 4.1, provide that such excess amounts accumulated in the Participant Accounts will be applied for the purchase of shares in a subsequent Offering Period.

6.3 Limitation.  If on any Purchase Date the total number of shares to be purchased would cause the aggregate number of shares delivered under the Plan to exceed the total number of shares available for delivery under Section 8.1 of the Plan, then the number of shares to be purchased on such Purchase Date by any Participant shall be reduced pro-rata based on the number of shares for which the Participant’s Option would have been exercised, so that the number of shares purchased by all Participants equals the number of remaining available shares.

ARTICLE VII
Withdrawal, Employment Termination and Leave of Absence

7.1 Withdrawal.  A Participant, by giving notice to the Corporation by such deadline and in such form as the Plan Administrator may establish, may withdraw from the Plan with respect to a specified Offering. In the event a Participant so withdraws: (i) payroll deductions, if any, previously authorized by such Participant shall cease, (ii) no shares shall be purchased for him or her on the Purchase Date for such Offering, and (iii) all amounts accumulated in his or her Participant Account, whether through payroll deduction, lump sum payment (if available) or crediting of Interest (if any, pursuant to Section 2.9), shall be refunded to him or her within sixty (60) days after the Purchase Date for the specified Offering. In such case, if the crediting of any Interest has been authorized by the Committee in accordance with Section 2.9, such crediting will apply only through the Purchase Date and not with respect to any period thereafter. A Participant who has instructed the Corporation to cease payroll deductions and who, pursuant to Section 5.3(c), receives a refund of the balance of his or her Participant Account shall be deemed to have withdrawn from the Plan for that Offering. A Participant’s withdrawal will not have any effect upon his or her eligibility to participate during any subsequent Offering.

7.2 Employment Termination.  In the event that a Participant’s employment terminates for any reason (including disability, retirement or death), no further payroll deduction shall be made from any Compensation due and owing to the Participant at such time and the Participant shall not be required or permitted to make a lump sum payment thereafter under the Plan. The Corporation shall refund the balance in the Participant Account with Interest, if any (pursuant to Section 2.9), credited through no later than the termination date, to the Participant, or, if the Participant is deceased, in accordance with Section 10.1, within sixty (60) days after the termination date. In such case, the Participant’s Option shall terminate at the time of termination of employment, and no shares may be purchased for a Participant thereafter for any reason.

7.3 Leave of Absence.  The Plan Administrator may adopt rules governing Participants who take a leave of absence in excess of 90 days (without a statutory or contractual right to return) or who have other changes in employment status not otherwise covered by this Section 7.3, which rules may specify that such Participants’ participation may be limited or terminated (subject to the explicit terms of the Plan and the requirements of Code Section 423).

ARTICLE VIII
Stock

8.1 Generally.  The shares of Common Stock of the Corporation to be delivered under the Plan upon purchase by Participants may consist, in whole or in part, of authorized but unissued shares, treasury shares, or shares acquired in market transactions on behalf of the Participants. The maximum number of shares that may be delivered upon purchase by Participants under the Plan shall be 3,600,000 plus the balance of any shares authorized for use under this Plan prior to its restatement effective January 1, 2005, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 10.2. Any shares purchased by Participants pursuant to dividend reinvestment under Section 8.5 shall not be counted against the shares reserved for delivery under this Section 8.1.

8.2 Stockholder Rights.  Subject to Section 8.3, upon purchase of shares on each Purchase Date, a Participant shall acquire all the rights and privileges of a stockholder in the Corporation with respect to shares delivered to him or her under the Plan on such Purchase Date, including the right to direct the vote of the shares on any matter for which the record date for voting is on or after such Purchase Date and the right to receive any dividend for which the record date is on or after such Purchase Date, for so long as such shares are credited to the Participant Share Account. These rights shall be subject to the customary terms and conditions applicable to shares held for customers in a brokerage account, except as otherwise provided by the Plan Administrator.

8.3 Transfer and Forfeiture.  No Participant may sell, certificate, pledge or otherwise transfer the shares delivered to him or her under the Plan after the Effective Date until after the expiration of the applicable Holding Period, if any, except as permitted under Offering terms or rules adopted by the Committee. Shares purchased under the Plan are non-forfeitable.

8.4 Removing Shares From the Participant Share Account.  After the expiration of the Holding Period, if any, applicable to shares, a Participant may remove shares from his or her Participant Share Account by (i) directing the sale of such shares; (ii) directing the issuance and delivery of a share certificate evidencing such shares; or (iii) if the Plan Administrator so permits, transferring such shares to another brokerage account, in each case subject to such rules as the Plan Administrator may establish (which may limit the availability of any of these alternatives so long as some means for removal of shares is provided). In addition, a Participant’s ability to remove shares from the Participant Share Account and subsequent transactions in such shares may be restricted by the Plan Administrator for administrative reasons, may be conditioned upon the Participant’s agreement to promptly disclose his or her subsequent sales or dispositions of the shares and the terms thereof, and shall be subject to the Corporation’s securities compliance and insider trading rules and its code of conduct. Shares that are sold, shares for which certificates are issued or delivered (other than to the Custodian or its nominee) or shares that are transferred to another brokerage account will no longer be deemed held for a Participant’s Share Account.

8.5 Dividends.  With regard to dividends declared and paid on shares held in a Participant Share Account at the record date for such dividends, a Participant may elect to: (i) receive such dividends in cash; or (ii) have such dividends reinvested in additional shares of Common Stock. Such dividend reinvestment purchases may be from the Corporation or in the open market on such terms and conditions as may be approved by the Plan Administrator, but in no event will any discount in the purchase price of shares provided under the Plan for regular Plan purchases apply to the dividend reinvestment purchases. Shares of Common Stock purchased through reinvestment of dividends shall not be regarded as purchased pursuant to the terms of this Plan.

ARTICLE IX
Administration

9.1 Generally.  Subject to Section 4.1, the Plan shall be administered by the Plan Administrator and persons to whom the Plan Administrator may delegate authority. The Plan Administrator shall be vested with full authority to make, administer, and interpret such rules and regulations as deemed necessary to administer the Plan, and any determination, decision, or action of the Plan Administrator or persons to whom authority has been delegated in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants. The Plan Administrator shall have the authority to employ agents to perform such of the administrative duties hereunder as may be delegated to such agents, and to authorize the payment of reasonable compensation for the performance of services by such agents. All actions by the Plan Administrator shall be deemed actions by or on behalf of the Corporation.

9.2 Sale of Shares.  The Plan Administrator shall establish a procedure pursuant to which a Participant may arrange, after expiration of any applicable Holding Period, for the sale of shares credited to his or her Participant Share Account. Neither the Plan Administrator nor the Corporation shall have responsibility for, or incur liability as a result of, any transaction described in Section 8.4.

9.3 Expenses.  Expenses associated with the purchase of shares pursuant to Article VI of the Plan and administration of the Plan shall be borne by the Corporation. Expenses incurred in connection with Participant’s sale of shares shall be borne by the Participant. Reasonable fees may be charged to Participants for other transactions and services under the Plan, in the discretion of the Plan Administrator.

9.4 Custodian.  The Plan Administrator may appoint a Custodian that shall perform such duties as may be set forth in the Plan or in any agreement between the Corporation and the Custodian.

ARTICLE X
Miscellaneous

10.1 Transferability.  No right or interest of a Participant under the Plan may be pledged, encumbered, or hypothecated to or in favor of any party, made subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except by will or the laws of descent and distribution (subject to the limitations set forth in Section 7.2), and any right of a Participant under the Plan will be exercisable during the Participant’s lifetime only by the Participant. The foregoing notwithstanding, the Plan Administrator may, in its discretion, approve alternative forms of registration of a Participant Share Account to the extent permitted by applicable regulations under Section 423 of the Code.

10.2 Change in Capitalization.  The number and kind of shares of stock available for issuance or delivery under the Plan, and the calculated Purchase Price for any ongoing Offering, will be proportionately adjusted, as determined by the Committee, in the event of any large, special and non-recurring dividend or other distribution (whether in the form of cash or other property), recapitalization, forward or reverse split, dividend of Common Stock, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, rights offering or other similar corporate transaction or event affecting the Common Stock. Alternatively, the Committee may terminate any ongoing Offering or accelerate the end of the Offering Period prior to such extraordinary event in order that the interests of Participants will not be impaired as a result of such an event.

10.3 Amendment or Termination.  The Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of stockholders or Participants, except that any such action will be subject to the approval of the Corporation’s stockholders within twelve months after such Committee action if such stockholder approval is required by any applicable federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Common Stock may then be quoted or listed, and the Committee may otherwise, in its discretion, determine to submit other such actions to stockholders for approval; provided, however, that (i) any amendment or other action under this Section 10.3 by the Committee pursuant to delegated authority, to increase the shares available under the Plan (other than in connection with an adjustment under Section 10.2), reduce the minimum Purchase Price permitted under the Plan, or increase the maximum amount of Participant contributions under Section 3.2 to an amount in excess of the level then permitted under Code Section 423, or which otherwise exceeds the authority of the Committee under the Committee’s charter and applicable resolutions of the Board, shall require the approval of the Board as well; and (ii), without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to any Offering that has been completed prior to such Committee action. The foregoing notwithstanding, (a) upon termination of the Plan, the Committee may elect to terminate all outstanding Options at such time as the Committee may designate; (b) in the event of such termination of any Option prior to its exercise, all amounts contributed to the Plan which remain in a Participant’s Account will be returned to the Participant as promptly as practicable; and (c) the Plan shall automatically terminate upon the earlier of: (i) the date on which the total number of shares authorized for purchase under the Plan have been purchased and any Plan requirements extending thereafter (e.g., any Holding Period) have been met; or (ii) January 1, 2015.

10.4 No Right to Continued Employment.  Neither the Plan nor any action taken hereunder, including the grant of an Option, will be construed as giving any employee the right to be retained in the employ of the Corporation, nor will it interfere in any way with the right of the Corporation to terminate any employee’s employment at any time.

10.5 Taxes.  The Corporation is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant’s enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Corporation of sales and other dispositions of Common Stock acquired under the Plan in order to permit the Corporation to comply with tax laws and to claim any tax deductions to which the Corporation may be entitled with respect to the Plan.

10.6 Nonexclusivity of the Plan.  Neither the adoption of the Plan by the Committee nor its submission to the stockholders of the Corporation for approval will be construed as creating any limitations on the power of the Committee to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

10.7 Stockholder Approval.  The Plan (as amended and restated) shall become effective on the Effective Date; provided, however, that the Plan has been approved by the stockholders of the Corporation in a manner sufficient to meet the requirements of Section 423(b)(2) of the Code.

10.8 Equal Rights and Privileges.  All Participants shall have the same rights, responsibilities and privileges with respect to Options granted and Common Stock purchased under the Plan, (i) except as limited under Section 3.2, (ii) except that the amount of Common Stock which may be purchased by any Employee under such Option may bear a uniform relationship to the Compensation of such Employee, and (iii) except as otherwise may be permitted under Section 423 of the Code.

10.9 Controlling Law.  This Plan and the respective rights and obligations of the Corporation and the Participants, except to the extent otherwise provided by applicable federal law, shall be construed under the laws of the Commonwealth of Virginia, exclusive of Virginia’s conflict of laws provisions.